As filed with the Securities and Exchange Commission on January 12, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Antero Resources Corporation
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	80-0162034 (I.R.S. Employer Identification No.)
1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Yvette K. Schultz
Chief Compliance Officer, Senior Vice President — Legal,
General Counsel and Corporate Secretary
1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas E. McWilliams
Scott D. Rubinsky
Vinson & Elkins L.L.P.
845 Texas Avenue, Suite 4700
Houston, Texas 77002
(713) 758-2222
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Antero Resources Corporation
Common Stock
Preferred Stock
Senior Debt Securities

From time to time we may offer and sell the following securities:
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Shares of common stock;

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Shares of preferred stock; and

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Senior debt securities.

We refer to our common stock, preferred stock and senior debt securities, collectively, as the “securities.” We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings.
We may offer and sell these securities through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes only the general terms of the securities and the general manner in which we may offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus.
You should carefully read this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. You should also read the documents we refer to in the “Where You Can Find More Information” section of this prospectus for the information about us and certain risks related to the purchase of our securities.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AR.” On January 9, 2026, the last reported sale price of our common stock on the NYSE was $31.38 per share.

Investing in our securities involves risks. Please read “Risk Factors” beginning on page 2 of this prospectus and in the applicable prospectus supplement and in the documents incorporated herein and therein before you make any investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated January 12, 2026

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Antero Resources Corporation and the securities that we may offer under this prospectus.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” carefully before buying any of the securities being offered.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to “Antero,” the “Company,” “we,” “us” or “our” are to Antero Resources Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.
In addition, we file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.anteroresources.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such documents.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including information specifically incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2025;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025;

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our Current Reports on Form 8-K filed on June 6, 2025, August 14, 2025, September 23, 2025 and December 8, 2025; and

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the description of our common stock contained in Exhibit 4.6 of our Annual Report on Form 10-K for the year ended December 31, 2024, our Registration Statement on Form 8-A filed on October 8, 2013 and any other amendments or reports filed with the SEC for the purpose of updating such description.

You can obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:
Antero Resources Corporation
1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Some of the information in this prospectus, including the documents incorporated by reference herein, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact included or incorporated by reference in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements described or referenced under the heading “Risk Factors” in this prospectus and under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent Quarterly Reports on Form 10-Q. Each forward-looking statement is based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events at the time such statement was made. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:
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natural gas, NGLs and oil prices;

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our ability to execute our business strategy;

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our production and natural gas, natural gas liquids (“NGLs”) and oil reserves;

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our financial strategy, liquidity and capital required for our development program;

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risks associated with our pending acquisition of HG Energy II Production Holdings, LLC and Antero Midstream’s (as defined below) pending acquisition with HG Energy II Midstream Holdings, LLC, and the pending disposition of substantially all of our Utica Shale oil and gas assets and Antero Midstream’s disposition of substantially all of its Utica Shale midstream assets, including the risk that any of the pending transactions is not consummated on the terms expected or on the anticipated schedule, or at all, and risks associated with the successful integration and future performance of the acquired assets and operations;

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our ability to obtain debt or equity financing on satisfactory terms to fund acquisitions, expansion projects, capital expenditures, working capital requirements and the repayment or refinancing of indebtedness;

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our ability to execute our return of capital program;

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timing and amount of future production of natural gas, NGLs and oil;

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impacts of geopolitical events, including the conflicts in Ukraine and in the Middle East, and world health events;

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our ability to meet minimum volume commitments and to utilize or monetize our firm transportation commitments;

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marketing of natural gas, NGLs and oil;

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our future drilling plans;

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our projected well costs;

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our hedging strategy and results;

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costs of developing our properties;

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uncertainty regarding our future operating results;

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operations of Antero Midstream Corporation (“Antero Midstream”);

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competition;

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government regulations and changes in laws;

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pending legal or environmental matters;

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leasehold or business acquisitions;

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our ability to achieve our greenhouse gas reduction targets and the costs associated therewith;

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general economic conditions;

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credit markets; and

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our other plans, objectives, expectations and intentions contained or incorporated by reference in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties incidental to our business, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, supply chain or other disruption, availability and cost of drilling, completion and production equipment and services, environmental risks, drilling and completion and other operating risks, marketing and transportation risks, regulatory changes or changes in law, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, conflicts of interest among our stockholders, impacts of geopolitical and world health events, cybersecurity risks, the state of markets for, and availability of, verified quality carbon offsets and the other risks described or referenced under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our subsequent Quarterly Reports on Form 10-Q, each of which is incorporated by reference herein.
Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs and oil that cannot be measured in an exact manner. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data, and the price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities, or changes in commodity prices, may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, NGLs and oil that are ultimately recovered.
Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

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ABOUT ANTERO RESOURCES CORPORATION
We are an independent oil and natural gas company engaged in the development, production, exploration and acquisition of natural gas, NGLs, and oil properties located in the Appalachian Basin. We focus on unconventional reservoirs, which can generally be characterized as fractured shale formations. Our management team has worked together for many years and has a successful track record of reserve and production growth as well as significant expertise in unconventional resource plays. Our strategy is to leverage our team’s experience delineating and developing natural gas resource plays to profitably grow our reserves and production, primarily on our existing multi-year inventory of drilling locations.
We have assembled a portfolio of long-lived properties that are characterized by what we believe to be high repeatability and low geologic risk. We have three reportable segments: (i) the exploration, development and production of natural gas, NGLs and oil; (ii) marketing of excess firm transportation capacity; and (iii) midstream services through our equity method investment in Antero Midstream. Our drilling opportunities are focused in the Appalachian Basin. All of our operations are conducted in the United States.
Our principal executive offices are located at 1615 Wynkoop Street, Denver, Colorado 80202, and our telephone number is (303) 357-7310. Our website address is www.anteroresources.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website is not incorporated by reference herein and does not constitute a part of this prospectus.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recently filed Annual Report on Form 10-K, any of our subsequently filed Quarterly Reports on Form 10-Q and any of our subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things:
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repayment of indebtedness; and

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funding working capital, capital expenditures and acquisitions.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK
As of January 9, 2026, our authorized capital stock consisted of 1,000,000,000 shares of common stock, par value $0.01 per share, of which 308,510,105 shares were issued and outstanding, and 50,000,000 shares of preferred stock, par value $0.01 per share, of which none were issued and outstanding.
The following summary of our capital stock, the Certificate of Incorporation and Bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to the Certificate of Incorporation and Bylaws, which are both filed as exhibits to the registration statement of which this prospectus is a part.
Common Stock
Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL. Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available therefor. All outstanding shares of common stock are fully paid and non-assessable and the shares of common stock that will be issued under this prospectus will be fully paid and non-assessable.
The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock are entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.
Preferred Stock
The Certificate of Incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Should we offer shares of preferred stock under this prospectus, a prospectus supplement relating to the particular series of preferred stock offered will include the specific terms of those shares of preferred stock, including, among other things, the following:
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the designation, stated value and liquidation preference of the preferred stock and the number of shares of preferred stock offered;

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the price at which the shares will be issued;

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any conversion or exchange provisions of the shares of preferred stock;

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any redemption or sinking fund provisions of the preferred stock;

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any dividend rights of the preferred stock;

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a discussion of material U.S. federal income tax considerations; and

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any additional rights, preferences, privileges, limitations and restrictions of the preferred stock.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws
Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
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the transaction is approved by the board of directors before the date the interested stockholder attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two thirds of the outstanding voting stock that is not owned by the interested stockholder.

We have elected to not be subject to the provisions of Section 203 of the DGCL.
Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws
Among other things, our Certificate of Incorporation and Bylaws:
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establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year (unless the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case such notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting or later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day after the first public disclosure of the date of such meeting by us). Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;
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provide that the authorized number of directors may be changed only by resolution of the board of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

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provide our Certificate of Incorporation and Bylaws may be amended by the affirmative vote of the holders of at least two thirds of our then outstanding common stock;

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provide that special meetings of our stockholders may only be called by our board of directors, the chief executive officer or the chairman of our board of directors;

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provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

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provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, our private equity sponsors or any of their respective officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

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provide that our Bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors, including the requirement that any amendment by the stockholders at a meeting be upon the affirmative vote of at least 66 2∕3% of the shares of common stock generally entitled to vote in the election of directors.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Listing
Our common stock is listed on the NYSE under the symbol “AR.”

DESCRIPTION OF DEBT SECURITIES
General
We may issue one or more series of debt securities pursuant to this prospectus. We will issue the debt securities under an indenture (as it may be amended or supplemented, the “Indenture”), to be entered into between us and Computershare Trust Company, N.A., as trustee (the “Trustee”). A form of the Indenture is included as an exhibit to the registration statement of which this prospectus is a part.
Below is a description of certain general terms of the debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Indenture. The particular terms of a series of debt securities will be described in a prospectus supplement and, if applicable, a pricing supplement. Capitalized terms used but not defined in this summary have the meanings specified in the Indenture.
The debt securities will rank equally with all of our unsecured and unsubordinated debt. The Indenture is subject to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture does not limit the amount of debt securities which we may issue, nor does it limit us or our subsidiaries from issuing any other unsecured debt. Such other unsecured debt may have different terms than the debt securities. Our previously issued and outstanding senior debt have different terms from the debt securities (including different restrictive covenants and event of default provisions). The terms of the debt securities issued under this prospectus will only be as described in the Indenture, this prospectus, any prospectus supplement and, if applicable, a pricing supplement.
Each prospectus supplement, together with a pricing supplement, if applicable, will describe the terms relating to a series of debt securities, which may include:
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the title;

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any limit on the amount that may be issued (unless expressly provided in the applicable prospectus supplement or pricing supplement, a series of our debt securities may be re-opened from time to time for the issuance of additional debt securities of that series, subject to the terms and conditions set forth in or established pursuant to the Indenture);

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the price at which that series of debt securities will be issued, which may be at a discount or a premium;

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whether or not that series of debt securities will be issued in global form and, if applicable, who the depositary will be;

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the maturity date(s) or the method of determining the maturity date(s);

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the person to whom any interest will be payable on any debt security, if other than the person in whose name that security is registered at the close of business on the regular record date;

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the interest rate(s), if any (which may be fixed or variable), or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s);

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the place(s) where payments shall be payable, debt securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon us may be served;

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the period(s) within which, and the price(s) at which, that series of debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and conditions;

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any mandatory or optional sinking fund provisions or any provisions for remarketing that series of debt securities and other related terms and provisions;

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the denominations in which that series of debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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the currency or currencies, including composite currencies or currency units, in which that series of debt securities may be denominated or in which payment of the principal of and interest, if any, on that series of debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of debt securities may be satisfied and discharged other than as provided in the Indenture;
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if the amounts of payments of principal of and any interest on, that series of debt securities are to be determined by reference to an index, formula or other method, or based on a coin or currency other than that in which that series of debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

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if other than the principal amount thereof, the portion of the principal amount of that series of debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

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if other than as defined in the Indenture, the meaning of “Business Day” when used with respect to that series of debt securities;

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if that series of debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Indenture, the forms and terms of those certificates, documents or conditions;

•
whether the debt securities of such series are subject to subordination and the terms of such subordination;

•
any addition to, or modification or deletion of, any event of default, covenant or other term or provision specified in the Indenture with respect to that series of debt securities; and

•
any other terms, which other terms may (subject, in the case of an existing outstanding series of debt securities, to the provisions of the Indenture described below under “— Modification of Indenture; Waiver”) amend, supplement or replace any of the terms of the Indenture insofar as it concerns the debt securities of that series.

Each prospectus supplement or pricing supplement, as applicable, may describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of the debt securities that the prospectus supplement or pricing supplement covers, as applicable.
Limitation on Liens
The Indenture provides that we will not, nor will we permit any Consolidated Subsidiary (as defined below) to, incur, create, assume, guarantee or otherwise become liable with respect to (collectively, “incur”) any Secured Debt (as defined below), unless (i) the debt securities are secured equally and ratably with (or prior to) such Secured Debt or (ii) after giving effect thereto, the aggregate amount of all Secured Debt that would otherwise be subject to the restrictions set forth in this Section would not exceed the greater of (a) $2.5 billion, or (b) 15% of Consolidated Net Tangible Assets determined at the time of incurrence thereof; provided that for purposes of this covenant, there shall be excluded from Secured Debt all Indebtedness secured by:
(1)
Liens (as defined below) existing on the date of the Indenture;

(2)
Liens existing on property of, or on any shares of Capital Stock or Indebtedness (each as defined below) of, any Business Entity (as defined below) at the time such Business Entity becomes a Consolidated Subsidiary or at the time such Business Entity is merged into or consolidated with us or any Consolidated Subsidiary or at the time of sale, lease or other disposition of the properties of such Business Entity (or a division of such Business Entity) to us or a Consolidated Subsidiary as an entirety or substantially as an entirety;

(3)
Liens in favor of us or a Consolidated Subsidiary;

(4)
Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(5)
Liens existing on property, shares of Capital Stock or Indebtedness at the time of acquisition thereof (including acquisition through merger or consolidation) or Liens to (i) secure the payment of all or any part of the purchase price of such property, shares or Indebtedness or the cost of construction, installation, expansion, renovation, improvement or development on or of such property or (ii) secure any Indebtedness incurred prior to, at the time of, or within two years after the latest of the acquisition, the completion of such construction, installation, expansion, renovation, improvement or development or the commencement of full operation of such property or within two years after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price or cost thereof;

(6)
Liens on any specific oil or gas property to secure Indebtedness incurred by us or any Consolidated Subsidiary to provide funds for all or any portion of the cost of exploration, production, gathering, processing, marketing, drilling or development of such property;

(7)
Liens on any Principal Domestic Property (as defined below) securing Indebtedness incurred under industrial development, pollution control or other revenue bonds issued or guaranteed by the United States of America or any State thereof or any department, agency, instrumentality or political subdivision thereof;

(8)
Liens on any Principal Domestic Property securing Indebtedness arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; and

(9)
extensions, renewals or refundings of any Liens referred to in the foregoing clauses (1) through (8), subject to certain limitations.

Consolidation, Merger or Sale
The Indenture does not permit us to consolidate with, merge into or convey, transfer or lease our properties and assets substantially as an entirety to any Business Entity unless the following conditions are met:
•
the Business Entity formed by such consolidation or into which we are merged or the Business Entity that acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety shall be a Business Entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all of our obligations under the Indenture and the debt securities; and

•
immediately after giving effect to such transaction, no event of default, or event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

If the conditions described above are satisfied with respect to the debt securities, we will not need to obtain the approval of the holders in order to engage in such a consolidation, merger, conveyance, transfer or lease. Also, these conditions will apply only if we wish to consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity and any transaction that involves a change of control of Antero but in which we do not consolidate with or merge into another entity, as well as any transaction in which we convey, transfer or lease our properties and assets other than substantially as an entirety to a Business Entity.
Reports
The Indenture provides that we will file with the Trustee, within 15 days after we have filed the same with the United States Securities and Exchange Commission (the “Commission”), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which we may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; provided that we will be deemed to have filed copies of any such annual reports, documents or other reports with the Trustee to the extent that such annual reports, documents or other reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure).

Delivery of reports, information and documents to the Trustee are for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants described herein, to determine whether such reports, information or other documents have been filed with the Commission (whether via EDGAR or any successor electronic delivery procedure) or posted on any website or datasite under the Indenture, to examine such reports, information or documents to ensure compliance with the provisions of the Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls.
Events of Default and Remedies Under the Indenture
The following are events of default under the Indenture with respect to each series of debt securities:
•
failure to pay any installment of interest upon any debt securities of such series when it becomes due and payable, and continuance of such failure to pay for a period of 30 days;

•
failure to pay the principal of any debt securities of such series when due;

•
failure to perform or breach of any other covenant or warranty contained in the debt securities or the Indenture (other than a covenant or warranty specifically benefiting only another series of debt securities), and the continuance of such failure or breach for a period of 90 days after we receive notice of such failure or breach from the Trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series;

•
certain events of bankruptcy, insolvency or reorganization relating to us; and

•
any other event of default specified in the prospectus supplement or pricing supplement, if any, relating to that series of debt securities.

If an event of default with respect to the debt securities of any series occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, by notice in writing to us (and to the Trustee if notice is given by such holders), may declare the principal of (or if such debt securities are Original Issue Discount Securities, the portion of the principal amount specified in the applicable prospectus supplement or pricing supplement, if any), and accrued interest, if any, on the debt securities of such series to be due and payable immediately. At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences if:
•
we have paid or deposited with the Trustee a sum sufficient to pay all overdue installments of interest on the debt securities of that series, the principal of any debt securities of that series which has become due otherwise than by such declaration of acceleration and interest thereon, to the extent payment of such interest is lawful, interest on overdue installments of interest, all sums paid or advanced by the Trustee, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due to the Trustee under the Indenture, and

•
all events of default with respect to outstanding debt securities of that series, other than the non-payment of the principal of and interest on such debt securities which became due solely by such declaration of acceleration, have been cured or waived in accordance with the terms of the Indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except defaults regarding:
•
payment of principal or interest; or

•
covenants that cannot be modified or amended without the consent of each holder of an outstanding debt security affected thereby (as described under “— Modification of Indenture; Waiver” below).

Any waiver shall cure such default and the corresponding event of default.

Subject to the terms of the Indenture, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the applicable series of debt securities, unless the holders have offered the Trustee security or indemnity satisfactory to the Trustee against costs, expenses and liabilities to be incurred in compliance with such request. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series; provided that:
•
the direction given to the Trustee is not in conflict with any law or the Indenture;

•
the Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and

•
the Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such action would be unjustly prejudicial to such holders).

A holder of the debt securities of any series will have the right to institute a proceeding under the Indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•
the holder has given written notice to Trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and have offered indemnity satisfactory to the Trustee to institute the proceedings as trustee; and

•
the Trustee does not institute the proceeding, and does not receive from the holders of a majority in principal amount of the outstanding debt securities of that series other conflicting directions, within 60 days after the notice, request and offer of indemnity.

The Indenture provides that no holder or group of holders of debt securities will have any right to affect, disturb or prejudice the rights of other holders, obtain or seek priority or preference over another holder or enforce its rights under the Indenture except as provided in the Indenture for the equal and ratable benefit of all holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions affect, disturb or prejudice the rights of such Holders or obtain or seek to obtain priority or preference over such Holders).
These limitations on instituting proceedings do not apply to a suit instituted by a holder of debt securities to enforce the payment of the principal of or interest on the debt securities.
We will periodically deliver statements to the Trustee regarding the existence or absence of defaults under the Indenture.
Modification of Indenture; Waiver
We and the Trustee may amend or supplement the Indenture without the consent of any holders to, among other things:
•
evidence the succession of another Business Entity to us and the assumption by such successor of our covenants, agreements and obligations in the Indenture and the debt securities;

•
add to our covenants, agreements and obligations for the benefit of the holders of all debt securities or any series thereof, or to surrender any right or power the Indenture confers upon us;

•
add to or change any of the provisions of the Indenture to permit the issuance of debt securities in uncertificated form;

•
establish the form and terms of the debt securities of any series and (unless prohibited by the terms of the debt securities of any series pursuant to the Indenture) to provide for the re-opening of a series of debt securities and for the issuance of additional debt securities of such series;

•
evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the debt securities of one or more series;

•
cure any ambiguity or correct or supplement any provision in the Indenture that may be inconsistent with any other provision in the Indenture or make other provisions with respect to matters or questions arising under the Indenture;

•
add to, change or eliminate any provisions of the Indenture (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither (a) applies to any debt securities of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of those debt securities with respect to those modified provisions;

•
add to or change or eliminate any provision of the Indenture as shall be necessary to comply with any amendments to the Trust Indenture Act or to otherwise maintain qualification of the Indenture under the Trust Indenture Act or to comply with the rules of any applicable depositary;

•
to conform the text of the Indenture or the debt securities to any provision of the section “Description of Notes” (or equivalent title) in the offering memorandum or prospectus relating to the initial offering of such debt securities;

•
secure the debt securities; or

•
change anything else that does not adversely affect the interests of any holder of debt securities in any material respect.

In addition, under the Indenture, the rights of holders of any series of debt securities may be changed by us and the Trustee with the written consent of (i) the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture voting as a single class or (ii) if fewer than all of the series of outstanding debt securities issued under the Indenture are affected by such addition, change, elimination or modification, the holders of not less than a majority in principal amount of the outstanding securities of all series so affected by such supplemental indenture voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, such debt securities), to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such applicable series of debt securities or modify in any manner the rights of the holders of such applicable series of debt securities under the Indenture.
However, no change may be made without the consent of each holder of an outstanding debt security affected thereby if such change would, among other things:
•
change the stated maturity of principal of, or any installment of principal or interest on, any such debt security;

•
reduce the principal amount of, or the rate of interest on, or any premium payable on, any such debt security;

•
change the place where, or currency in which, any principal of or interest on any such debt security is payable;

•
impair the right of the holders to institute suit for the enforcement of any payment of any such debt security on or after the stated maturity thereof;

•
reduce the percentage in principal amount of outstanding debt securities of any series the holders of which are required to consent to any such change, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences with respect to the debt securities of such series provided for in the Indenture; and

•
modify any of the foregoing requirements or the provisions regarding waivers of any covenant or past default other than to increase the percentage of holders required for consent or waiver or add consent requirements for modification or waiver of other provisions.

Certain Definitions
“Business Entity” means a corporation, association, business trust, partnership, limited liability company or other business entity.
“Capital Stock” means (a) in the case of a corporation, common stock, preferred stock and any other capital stock, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, limited liability company interests, and (d) in the case of any other Business Entity, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, such Business Entity, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Consolidated Net Tangible Assets” means the total of the Net Tangible Assets of us and our Consolidated Subsidiaries included in our and our Consolidated Subsidiaries’ financial statements prepared on a consolidated basis in accordance with United States generally accepted accounting principles, after eliminating all intercompany items.
“Consolidated Subsidiary” means any subsidiary included in our and our subsidiaries’ financial statements prepared on a consolidated basis in accordance with United States generally accepted accounting principles.
“Current Liabilities” means all Indebtedness that may properly be classified as a current liability in accordance with United States generally accepted accounting principles.
“Indebtedness” means, with respect to any Person, at any time, and in each case only to the extent such obligations are presented as liabilities on the face of the balance sheet of such Person in accordance with generally accepted accounting principles, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (b) obligations under finance leases (the amount of such obligations being the capitalized amount of such leases, determined in accordance with generally accepted accounting principles as in effect as of the date of such determination), and (c) guarantees by such Person of any Indebtedness of others of the type described in the foregoing clauses (a) and (b).
“Lien” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance to secure Indebtedness for borrowed money, but excluding (i) any security interest which a lessor may be deemed to have under a lease and (ii) any lien which may be deemed to exist under a Production Payment or under any subordination arrangement.
“Net Tangible Assets” of any specified Person means the total of all assets properly appearing on a balance sheet of such Person prepared in accordance with United States generally accepted accounting principles, after deducting from such total, without duplication of deductions, (a) all Current Liabilities of such Person; and (b) that portion of the book amount of all such assets which would be treated as intangibles under United States generally accepted accounting principles, including, without limitation, all such items as goodwill, trademarks, trade names, brands, copyrights, patents, licenses and rights with respect to the foregoing and unamortized debt discount and expense.
“Original Issue Discount Security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Indenture.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Principal Domestic Property” means any developed oil or gas producing property which is owned or leased by us or any Consolidated Subsidiary and (i) which is located in the continental United States and (ii) the gross book value of which on the date of determination exceeds 3% of Consolidated Net Tangible Assets; provided, however, that any such property declared by our Board of Directors by Board Resolution not to be of material importance to our and our Consolidated Subsidiaries’ business, taken as a whole, will not be a Principal Domestic Property.
“Production Payment” means any economic interest in oil, gas or mineral reserves which (1) entitles the holder thereof to a specified share of future production from such reserves, free of the costs and expenses of such production, and (2) terminates when a specified quantity of such share of future production from such reserves has been delivered or a specified sum has been realized from the sale of such share of future production from such reserves.
“Redemption Date” when used with respect to any debt securities to be redeemed means the date fixed for such redemption by or pursuant to the Indenture.
“Secured Debt” means any Indebtedness of us or any Consolidated Subsidiary for borrowed money, secured by a Lien on any Principal Domestic Property or on any shares of Capital Stock of, or on any Indebtedness of, any Consolidated Subsidiary that owns any Principal Domestic Property.
“subsidiary” means a Business Entity more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries, or by us and one or more of our other subsidiaries.
“Voting Stock” means, with respect to any Business Entity, any class or series of Capital Stock of such Business Entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors, trustees or managing members of, or other persons holding similar positions with, such Business Entity.
Form, Exchange and Transfer
The debt securities of each series will be issued as registered securities. Unless otherwise specified in the applicable prospectus supplement or the pricing supplement, if any, debt securities will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the terms of the Indenture and the limitations applicable to global securities described in the applicable prospectus supplement or the pricing supplement, if any, debt securities will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the Indenture and the limitations applicable to global debt securities set forth in the applicable prospectus supplement or pricing supplement, if any, debt securities issued may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the registrar or at the office of any transfer agent we designate for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the Trustee as registrar. Any transfer agent (in addition to the registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement or pricing supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If the debt securities of any series are to be redeemed, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of, that series during a period beginning at the opening of business 15 days before any selection of debt securities for redemption and ending on the day of mailing or sending of the relevant notice of redemption; or

•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Global Debt Securities
The debt securities of each series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement or pricing supplement, if any. A global debt security shall be issued in registered form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for that debt security and its nominees and their respective successors. If any debt securities of a series are issuable as global debt securities, the applicable prospectus supplement or pricing supplement, if any, will describe any circumstances when beneficial owners of interests in that global debt security may exchange their interests for definitive debt securities of like series and tenor and principal amount in any authorized form and denomination.
Discharge
Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, we may terminate at any time our obligations under the Indenture with respect to any series of debt securities (other than certain limited obligations, such as the obligation to transfer and exchange debt securities of that series) by (1)(a) delivering all of the outstanding debt securities of that series to the Trustee to be cancelled or (b) depositing with the Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient without reinvestment to pay all remaining principal and interest on the series of debt securities and (2) complying with certain other provisions of the Indenture.
Information Concerning the Trustee
The Trustee, other than during the occurrence and continuance of an event of default under the Indenture, undertakes to perform only those duties as are specifically set forth in the Indenture and, upon an event of default under the Indenture, must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Trustee is under no obligation to exercise any of the rights or powers given it by the Indenture at the request or direction of any holder of debt securities unless the Trustee is offered security or indemnity by that holder against the costs, expenses and liabilities that it might incur. The Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it believes that it will be repaid or receive adequate indemnity to the Trustee’s satisfaction.
Payment and Payment Agents
The person in whose name a debt security is registered will be treated as the owner of such security for the purpose of receiving payment of principal and, unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest on such debt security and for all other purposes.
Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, payment of interest on any debt securities on any interest payment date will be made to the person in whose name those debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest, except as otherwise provided by the procedures of the depositary. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, principal and interest on the debt securities of a particular series will be payable at the office of the paying agents that we designate, except that payments of interest may, at our option, be made by wire transfer or check mailed to the address of the person entitled thereto.
We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, the corporate trust office or agency of the Trustee in the United States will be designated as the paying agent for payments with respect to debt securities.
Subject to applicable abandoned property law, all moneys that we pay to a paying agent or the Trustee for the payment of the principal or interest, if any, on any debt securities which remain unclaimed at the end of two years after that principal or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest shall be computed, for fixed rate securities, on the basis of a 360-day year comprised of twelve 30-day months, and, for variable rate securities, on the basis of the actual number of days in the interest period divided by 360.

Governing Law
The Indenture and debt securities are governed by and construed in accordance with the law of the State of New York.

PLAN OF DISTRIBUTION
We may sell securities described in this prospectus and any accompanying prospectus supplement through underwriters, through broker-dealers, through agents, on one or more exchanges, directly to one or more purchasers, including existing stockholders, through a combination of any of the foregoing methods of sale, or through any other method permitted by applicable law.
We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts, and other items constituting compensation to underwriters, dealers, or agents.
We will fix a price or prices of our securities at:
•
market prices prevailing at the time of any sale under this registration statement;

•
prices related to market prices; or

•
negotiated prices.

We may change the price of the securities offered from time to time.
If we use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
We may sell the securities through agents designated by us from time to time. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.
We may engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.
Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.
EXPERTS
The consolidated financial statements of Antero Resources Corporation as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.
The information incorporated by reference into this prospectus regarding estimates of our natural gas and oil reserves, related future net cash flows and the present values thereof as of December 31, 2024 was based in part upon reserve reports audited by independent petroleum engineers, DeGolyer and MacNaughton. We have included these estimates in reliance on the authority of such firm as experts in such matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   Other Expenses of Issuance and Distribution
Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.
SEC registration fee	$	*
Printing and engraving expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Transfer agent and registrar fees		**
Trustee fees and expenses		**
Miscellaneous		**
Total	$	**

*
The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and 457(r) under the Securities Act.

**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.   Indemnification of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties. The DGCL does not permit exculpation for liability:
•
for breach of duty of loyalty;

•
for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•
under Section 174 of the DGCL (which deals generally with unlawful payments of dividends, stock repurchases and redemptions); and

•
for transactions from which the director derived improper personal benefit.

The Certificate of Incorporation eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty, except to the extent such exemption is not permitted under the DGCL.
The Bylaws provide that we shall, to the fullest extent permitted by law, indemnify any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact such person is or was our director, officer or employee, or, while our director, officer or employee, is or was serving at our request as a director, officer, employee or agent of another entity, against all liability and loss suffered and expenses reasonably incurred. The Bylaws further provide that we shall advance expenses incurred in defending any such proceeding to any such indemnitees; provided, however, that, to the extent required by law, such advancement of expenses shall be made only upon receipt of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under our bylaws or otherwise.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.
In addition, we entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.
We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities under arising under the Securities Act and the Exchange Act, that may be incurred by them in their capacity as such.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 16.   Exhibits and Financial Statement Schedules
The following documents are filed herewith or incorporated by reference herein.
Number	Description
1.1**	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of Antero Resources Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-36120) filed on October 17, 2013).
3.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Antero Resources Corporation, dated June 8, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-36120) filed on June 8, 2023).
3.3	Third Amended and Restated Bylaws of Antero Resources Corporation, dated August 14, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-36120) filed on August 14, 2025).
4.1	Registration Rights Agreement, dated as of October 16, 2013, by and among Antero Resources Corporation and the owners of the membership interests in Antero Resources Investment LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-36120) filed on October 17, 2013).
4.2	Indenture related to the 7.625% Senior Notes due 2029, dated as of January 26, 2021, by and among Antero Resources Corporation, the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-36120) filed on February 1, 2021).
4.3	Form of 7.625% Senior Note due 2029 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (Commission File No. 001-36120) filed on February 1, 2021).
4.4
Indenture related to the 5.375% Senior Notes due 2030, dated as of June 1, 2021, by and among Antero Resources Corporation, the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-36120) filed on June 1, 2021).

Number	Description
4.5	Form of 5.375% Senior Note due 2030 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-36120) filed on June 1, 2021).
4.6*	Form of Indenture, by and between Antero Resources Corporation and Computershare Trust Company, N.A, as trustee.
5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
23.1*	Consent of KPMG LLP, an independent registered public accounting firm.
23.2*	Consent of DeGolyer and MacNaughton, independent reserve engineers.
23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).
24.1*	Power of Attorney (included on the signature pages of this Registration Statement).
25.1*	Form T-1 Statement of Eligibility and Qualification respecting the Indenture, dated as of January 12, 2026.
107.1*	Calculation of Filing Fee Tables

*
Filed herewith.

**
To be filed by amendment or as an exhibit to a document that is incorporated by reference herein.

ITEM 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, in the State of Colorado, on January 12, 2026.
ANTERO RESOURCES CORPORATION
By:	/s/ Brendan E. Krueger
	Name:	Brendan E. Krueger
	Title:	Chief Financial Officer, Senior Vice President — Finance and Treasurer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Michael N. Kennedy, Brendan E. Krueger and Yvette K. Schultz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre and post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on January 12, 2026 in the capacities indicated.
Name	Title
/s/ Michael N. Kennedy Michael N. Kennedy	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ Brendan E. Krueger Brendan E. Krueger	Chief Financial Officer, Senior Vice President — Finance and Treasurer (Principal Financial Officer)
/s/ Sheri L. Pearce Sheri L. Pearce	Chief Accounting Officer and Senior Vice President — Accounting (Principal Accounting Officer)
/s/ Benjamin A. Hardesty Benjamin A. Hardesty	Chairman of the Board
/s/ W. Howard Keenan, Jr. W. Howard Keenan, Jr.	Director
/s/ Jeffrey S. Muñoz Jeffrey S. Muñoz	Director

Name	Title
/s/ Jacqueline C. Mutschler Jacqueline C. Mutschler	Director
/s/ Brenda R. Schroer Brenda R. Schroer	Director
/s/ Vicky Sutil Vicky Sutil	Director
/s/ Thomas B. Tyree, Jr. Thomas B. Tyree, Jr.	Director